EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of TRHF Company Limited, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission (the “Report”), I, Song Zhilin, Director and Authorized Signatory as Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date: October 20, 2016	By:	/s/ Song Zhilin
	Name:	Song Zhilin
	Title:	Director and Authorized Signatory as Chief Executive Officer and Chief Financial Officer